   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      NETSCAPE COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                94-3200270
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)               Identification Number)

                           501 EAST MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                                 (415) 254-1900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                                ROBERTA R. KATZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      NETSCAPE COMMUNICATIONS CORPORATION
                           501 EAST MIDDLEFIELD ROAD
                            MOUNTAIN VIEW, CA 94043
                                 (415) 254-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

         LARRY W. SONSINI, ESQ.                  GREGORY M. GALLO, ESQ.
       JAMES N. STRAWBRIDGE, ESQ.               THOMAS W. FURLONG, ESQ.
         JON C. GONZALES, ESQ.                   SCOTT M. STANTON, ESQ.
    WILSON SONSINI GOODRICH & ROSATI          GRAY CARY WARE & FREIDENRICH
        PROFESSIONAL CORPORATION               A PROFESSIONAL CORPORATION
           650 PAGE MILL ROAD                     400 HAMILTON AVENUE
          PALO ALTO, CA 94304                     PALO ALTO, CA 94301
             (415) 493-9300                          (415) 328-6561

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ __333-15135__
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
----------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                        BE            OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)(2)      PER SHARE(3)     OFFERING PRICE(3)         FEE(2)
Common Stock, $.0001 par value....................    690,000 shares         $53.875           $37,173,750           $11,265

(1) Includes 90,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) 5,750,000 shares were registered under Securities Act Registration Statement No. 333-15135, whereby a filing fee of $90,279 was previously paid with such earlier registration statement.
(3) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported by the Nasdaq National Market on November 11, 1996 in accordance with Rule 457(c) under the Securities Act of 1933.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by Netscape Communications Corporation (the "Company"). In accordance with Rule 429 under the Securities Act, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (Registration No. 333-15135) which was declared effective by the Commission on November 8, 1996 relating to the offering of up to 5,000,000 shares of Common Stock of the Company plus up to 750,000 shares that may be sold pursuant to the Underwriters' over-allotment option.

                                 CERTIFICATION

    The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on November 13, 1996), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than November 13, 1996.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 11th day of November 1996.

                                        NETSCAPE COMMUNICATIONS CORPORATION

                                        By: ________/S/ PETER L.S. CURRIE_______
                                                    Peter L.S. Currie,
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER
                               POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Clark, James L. Barksdale, Peter L.S. Currie and Roberta R. Katz and each of them, jointly and severally, his or her attorneys-in-fact, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, to sign any further Registration Statement on Form S-3 pursuant to Rule 462(b) or any other rules under the Securities Act of 1933 and to sign any and all amendments (including post-effective amendments) to any such Registration Statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such said attorneys-in-fact or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                       TITLE                            DATE
------------------------------------------------  ---------------------------------------  ----------------------

                 /S/ JAMES L. BARKSDALE           President and Chief Executive Officer
     --------------------------------------         and Director                             November 11, 1996
               James L. Barksdale                   (PRINCIPAL EXECUTIVE OFFICER)

                  /S/ PETER L.S. CURRIE           Senior Vice President and Chief
     --------------------------------------         Financial Officer (PRINCIPAL             November 11, 1996
               Peter L.S. Currie                    FINANCIAL OFFICER)

                  /S/ NOREEN G. BERGIN
     --------------------------------------       Vice President and Corporate Controller    November 11, 1996
                Noreen G. Bergin                    (PRINCIPAL ACCOUNTING OFFICER)

                    /S/ JAMES H. CLARK
     --------------------------------------       Chairman of the Board                      November 11, 1996
                 James H. Clark

                /S/ MARC L. ANDREESSEN
     --------------------------------------       Senior Vice President, Technology and      November 11, 1996
               Marc L. Andreessen                   Director

                    /S/ L. JOHN DOERR
     --------------------------------------       Director                                   November 11, 1996
                 L. John Doerr

                   /S/ JOHN E. WARNOCK
     --------------------------------------       Director                                   November 11, 1996
                John E. Warnock

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                             EXHIBIT TABLE
-----------  ----------------------------------------------------------------------------------------------
       5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

      23.1   Consent of Counsel (included in Exhibit 5.1).

      23.2   Consent of Ernst & Young LLP, Independent Auditors.

      23.3   Consent of Ernst & Young LLP, Independent Auditors.

      24.1   Power of Attorney (see page 3).